UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2010

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Aware, Inc. (“Aware”) made the following decisions concerning compensation of Aware’s executive officers and directors:

Executive Officer Cash Compensation

The Committee approved a potential bonus for 2010 of up to $230,000, $275,000 and $75,000 to Michael A. Tzannes, Executive Chairman, Edmund C. Reiter, President and CEO and Richard P. Moberg, CFO, respectively, subject to the Committee’s discretion based upon Aware reaching certain revenue and/or earnings targets as well as each executive achieving certain operational goals.  For each executive, up to 50% of the eligible bonus is earned by achieving certain revenue and/or earnings targets and up to 50% for achieving certain operational goals.   The salaries for Aware’s three executive officers for 2010 changed as follows:  Mr. Tzannes, the Company’s Executive Chairman, was awarded a base salary decrease from $416,000 to $385,000; Mr. Reiter, the Company’s President and CEO was awarded a base salary increase from $348,000 to $385,000; and Mr. Moberg, the Company’s CFO, was awarded a base salary increase from $250,000 to $260,000.  The salary changes were based upon a change in responsibilities and a review of the salaries of comparable positions in the Company’s compensation peer group.

Director Cash Compensation

The Committee approved the following cash compensation for 2010 for non-employee directors of Aware (the non-employee directors are G. David Forney, Jr., John K. Kerr, Adrian F. Kruse, Mark G. McGrath and Charles K. Stewart):

●	the lead director and chair of the audit committee (Mr. Kruse) will receive $20,000;
●	the chair of the compensation committee (Mr. McGrath) will receive $9,000; and
●	the chair of the nominating and corporate governance committee (Mr. Forney) will receive $5,000.

Unrestricted Stock Awards

The Committee approved the following grants of unrestricted stock to the executive officers and directors of Aware under Aware’s 2001 Nonqualified Stock Plan:

Name	Stock Award ($ Value)	# of Shares

Mr. Forney	$50,000	20,408

Mr. Kerr	$50,000	20,408

Mr. Kruse	$50,000	20,408

Mr. McGrath	$50,000	20,408

Mr. Stewart	$50,000	20,408

Mr. Moberg	$100,000	40,816

Mr. Reiter	$350,000	142,857

Mr. Tzannes	$350,000	142,857

 The number of unrestricted shares to be granted under the Unrestricted Stock Awards was determined by dividing the dollar value of the unrestricted stock award by the closing price as of the date of the Compensation Committee consent. The closing price of the common stock on July 20, 2010, the date of the Compensation Committee consent was $2.45.  With respect to the outside directors, Mr. Forney, Mr. Kerr, Mr. Kruse, Mr. McGrath and Mr. Stewart, the unrestricted shares will be issued on August 2, 2010 provided each director is serving as a director, officer or employee of the Company or any subsidiary of the Company on such date.  With respect to the officers, Mr. Tzannes, Mr. Reiter and Mr. Moberg, the unrestricted shares will be issued in four (4) equal installments on December 31, 2010, June 30, 2011, December 31, 2011 and June 30, 2012 provided each officer is serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates.

A copy of the form of Unrestricted Stock Award that Aware is using for the grants of unrestricted shares to its outside directors is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.  The foregoing summary of the Unrestricted Stock Awards is qualified in its entirety by the actual Award document, the form of which is filed as Exhibit 10.1 to this Report.  A copy of the form of Unrestricted Stock Award that Aware is using for the grants of unrestricted shares to its officers is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.  The foregoing summary of the Unrestricted Stock Awards is qualified in its entirety by the actual Award document, the form of which is filed as Exhibit 10.2 to this Report.

 Item 9.01.    Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report.  The following exhibits are filed as part of this Report:

10.1	Form of Unrestricted Stock Award for outside directors of Aware, Inc. under the 2001 Nonqualified Stock Plan.
10.2	Form of Unrestricted Stock Award for officers of Aware, Inc. under the 2001 Nonqualified Stock Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Edmund C. Reiter
Edmund C. Reiter
President & Chief Executive Officer

Date: July 28, 2010

Exhibit Index

Number	Description

10.1	Form of Unrestricted Stock Award for outside directors of Aware, Inc. under the 2001 Nonqualified Stock Plan.

10.2	Form of Unrestricted Stock Award for officers of Aware, Inc. under the 2001 Nonqualified Stock Plan.